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                                                                     EXHIBIT 4.1

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                         Advanced Radio Telecom Corp.



                  $135,000,000 Aggregate Principal Amount of
                         14% Senior Notes due 2007 and



                         FIRST SUPPLEMENTAL INDENTURE

                   to Indenture dated as of February 6, 1997



                           Dated as of July 23, 1999



                             The Bank of New York

                                    Trustee


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

                         FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of July 23, 1999, between Advanced Radio Telecom Corp., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                   RECITALS

     WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of February 6, 1997 (the "Original Indenture" and, as amended by this First Supplemental Indenture, is referred to herein as the "Indenture"), providing for the issuance of an aggregate principal amount of $135,000,000 of 14% Senior Notes due 2007 (the "Notes");

     WHEREAS, the Company has solicited the consents of the Holders of the Notes to amend the Original Indenture pursuant to a Consent Solicitation Statement dated June 28, 1999 (the "Consent Solicitation Statement");

     WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Company and the Trustee may amend or supplement the Original Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the outstanding Notes and, with respect to any amendments that make a change to Section 4.11 or Section 4.15 of the Original Indenture, the Holders of at least 66 2/3% in principal amount of the outstanding Notes;

     WHEREAS, the Company has received the requisite consents of the Holders to the amendments of the Original Indenture set forth in this First Supplemental Indenture, and all other requirements and conditions set forth in Article 9 of the Original Indenture have been satisfied;

     WHEREAS, following the execution of this First Supplemental Indenture, the amendments set forth herein will become operative upon the receipt by the Company of at least $200 million from the sale of Qualified Capital Stock (as defined in the Indenture) of the Company pursuant to the Stock Purchase Agreement, dated as of June 1, 1999, among the Company and the purchasers identified therein (the "Investment Condition" and, the date on which the Investment Condition is satisfied is referred to herein as the "Operative Date"); and

     WHEREAS, the terms of this First Supplemental Indenture shall be null and void if the Company terminates the solicitation of consents of the Holders of the Notes pursuant to the Consent Solicitation Statement prior to the Operative Date, or if the Operative Date does not occur;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and of the covenants contained in the Original Indenture and herein, the Company and the Trustee have mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
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     Section 1. Amendments to the Original Indenture. Subject to the provisions
                ------------------------------------
of Section 2 of this First Supplemental Indenture, Articles 1, 4, 5 and 6 of the Original Indenture are amended by replacing such articles with the following Articles 1, 4, 5 and 6, respectively:


                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

     "Accounts Receivable Subsidiary" means any Restricted Subsidiary of the Company that is, directly or indirectly, wholly owned by the Company (other than directors' qualifying shares) and organized for the purpose of and engaged in
(i) purchasing, financing, and collecting accounts receivable obligations of customers of the Company or its Restricted Subsidiaries, (ii) the sale or financing of such accounts receivable or interests therein and (iii) other activities incident thereto.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such acquisition of assets.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves) except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than licenses issued by the FCC), all as set forth on the quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to the terms of this Indenture; provided that the value of any licenses issued by the FCC shall, in the event of an auction for similar licenses, be equal to the Fair Market Value ascribed thereto as evidenced by a resolution of the Board. As used herein, references to financial statements of the Company and its Restricted Subsidiaries shall be adjusted to exclude Unrestricted Subsidiaries if the context requires.

     "Affiliate" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control for purposes of Section 4.12 hereof. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director (or equivalent) of such Person.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale and leaseback transaction) in one transaction or a series of related transactions by the

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Company or any of its Restricted Subsidiaries to any Person other than the
Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary; provided that the following shall not be included within the meaning of "Asset Sale":

          (A) sales or other dispositions of inventory, receivables and other current assets;

          (B) sales or other dispositions of equipment that has become worn out, obsolete, damaged or otherwise unsuitable or undesirable for use in connection with the business of the Company or its Restricted Subsidiaries;

          (C)  Permitted Asset Swaps;

          (D) sales, transfers or other dispositions otherwise constituting Asset Sales in an aggregate amount not to exceed $1.0 million during any twelve-month period;

          (E)  any Permitted Investment or Restricted Payment permitted by
     Section 4.07 hereof;

          (F)  any Lien permitted to be Incurred by Section 4.13 hereof;

          (G) any transaction that is governed by the provisions of Article 5 hereof;

          (H) any sale, transfer or other disposition of the Capital Stock of an Unrestricted Subsidiary;

          (I) any disposition as a result of the Option Agreement, dated as of July 3, 1996, between the Company and Commco, L.L.C.;

          (J)  sales of Eligible Cash Equivalents; and

          (K) the sale, conveyance, transfer or other disposition of accounts receivable to an Accounts Receivable Subsidiary or to Persons in the ordinary course of business, including in connection with financing transactions.

     "Attributable Indebtedness" means, with respect to an operating lease included in any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate as determined in good faith by the Board) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

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     "Average Life" means, as of any date, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date to the dates of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied in each case by (B) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board" means the Board of Directors of the Company.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis, (ii) individuals who on the Issue Date constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office or (iii) the merger or consolidation of the Company with or into another corporation, or the merger or consolidation of another corporation with and into the Company, with the effect that, immediately after such transaction, the stockholders of the Company immediately prior to such transaction hold less then 50% of the Voting Stock of the Person surviving such merger or consolidation.

     "Closing Price" means the last sale price of a security at the end of a Trading Day on a securities exchange or automated quotation system.

     "Collateral" means, for so long as held pursuant to the Pledge Agreement,
(a) all of the Pledgor's (as defined in the Pledge Agreement) now owned and existing and hereafter arising or acquired right, title and interest in and to the investment property (as defined in the Pledge Agreement) consisting of the Pledged Securities and the Pledge Account, (b) all book-entry interests in the Pledged Securities and any certificates or other evidences of ownership representing any Pledged Securities or the Pledge Account and (c) all proceeds of any of the foregoing investment property, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, investment property (as defined in the Pledge Agreement), subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities.

     "Collateral Agent" means the party named as collateral agent under the Pledge Agreement, or its successor.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means, with respect to the Company, the Common Stock, par value $.001 per share, or any similar common stock of the Company.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (a) the sum of (i) the aggregate amount of cash and non-cash interest (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (A) any amortization of debt discount, (B) net costs associated with Interest Swap Obligations (including any amortization of discounts), (C) the interest portion of any deferred payment obligation, (D) all accrued interest, and (E) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) cash dividends on preferred stock or preferred equity interests of such Person and of its Restricted Subsidiaries (if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; and (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); less (b) to the extent included in (a) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity; in the case of both (a) and (b) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication
(a) all items classified as extraordinary, (b) any net income or loss of any Person other than such Person and its Restricted Subsidiaries, except with respect to net income to the extent of the amount of dividends or other distributions actually paid in cash to such Person or its Restricted Subsidiaries by such other Person during such period, (c) the net income or loss of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (d) gains or losses in respect of any sale, transfer or disposition of assets other than in the ordinary course of business by such Person or its Restricted Subsidiaries, (e) the net income or loss of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person at the time is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid or that could have been paid by such Restricted Subsidiary to such Person in compliance with such restrictions, (f) any non-cash, nonrecurring charges, (g) any non-cash compensation charge arising from any grant of stock options, (h) any gain or loss, net of taxes, realized on the termination of an employee pension benefit plan and (i) the net income of the Company in respect of the Pledged Securities.

     "Consolidated Net Worth" of a Person means the consolidated stockholders' equity of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Redeemable Capital Stock of such Person.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Currency Hedge Obligations" means the obligations of any Person, whether or not incurred in the ordinary course of business, pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement.

     "Debt to Annualized EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the two preceding fiscal quarters for which financial information is available immediately prior to the date of determination multiplied by two; provided that, if the transaction giving rise to the need to calculate the Debt to Annualized EBITDA Ratio would have the effect of increasing or decreasing Indebtedness or EBITDA in the future, Indebtedness or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such two fiscal quarter period preceding the date of determination, and (A) if during such two fiscal quarter period, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale of any company, entity or business, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the company, entity or business that is the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such period, or (B) if during such two fiscal quarter period the Company or any of its Restricted Subsidiaries shall have acquired any company, entity or business, EBITDA shall be calculated on a pro forma basis as if such acquisition and any related financing had occurred on the first day of such period.

     "Debt to Total Market Capitalization Ratio" means, at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding to
(ii) the Total Market Capitalization of the Company.

     "Default" means any events, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Directed Investment" means any Investment in a Telecommunications Business that is made by investing the non-cash proceeds of the issuance of Qualified Capital Stock by the Company (or options, warrants or other rights to purchase such Qualified Capital Stock) after the Issue Date; provided that such Investment shall be made with such proceeds in the form received by the Company; and provided further that such Investment is made within 180 days of such issuance of Qualified Capital Stock; and provided further that such proceeds shall not have been used to Incur Indebtedness pursuant to clause (x) of Section 4.09(b) hereof.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board who has no material direct or indirect financial interest in or with respect to such transaction or series of related transactions. For purposes of this definition, no Person would be deemed not to be a Disinterested Director solely because such Person or an Affiliate of such Person holds Capital Stock of the Company.

     "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense including without limitation, amortization of goodwill and other intangibles, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and
(vi) any non-cash charges reducing Consolidated Net Income less any non-cash charges increasing Consolidated Net Income (excluding, in each case, any such non-cash charge that requires an accrual of or reserve for cash charges for any future period), provided that, if any Restricted Subsidiary is not wholly owned, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (b) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

     "Equity Offering" means any public or private offering or flotation of Common Stock of the Company; provided that any such offering or flotation shall result in Net Cash Proceeds to the Company of at least $30.0 million.

     "Eligible Cash Equivalents" means any of the following:

          (i)   United States dollars;

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year and one day from the date of acquisition;

          (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States or in any member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above;

          (v) commercial paper rated no lower than P-2 or the equivalent thereof by Moody's Investors Service, Inc. or no lower than A-2 or the equivalent thereof by Standard & Poor's Rating Services or corporate notes, bonds or medium term notes rated no lower than A-2 or the equivalent thereof by Moody's Investors Service, Inc. or no lower than A or the equivalent thereof by Standard & Poor's Ratings Services, and in each case maturing within one year and one day after the date of acquisition;

          (vi) direct obligations issued by any state of the United States or any political subdivision of any such state or political instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition, having a rating of A from Standard & Poor's Ratings Services or A-2 from Moody's Investors Service, Inc.;

          (vii) asset-backed securities with an Average Life equal to or less than one year and one day from the time of acquisition and rated no lower than AAA or the equivalent thereof by Moody's Investors Service, Inc. or AAA or the equivalent thereof by Standard & Poor's Ratings Services; and

          (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through
     (vii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

     "Fair Market Value" means, with respect to any asset or property, the sale value that could be obtained in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board acting in good faith and as of the date on which such determination is made.

     "FCC" means the United States Federal Communications Commission and any state or local telecommunications authority, department, commission or agency (and any successors thereto).

     "Foreign Subsidiary" means any Subsidiary of the Company that is presently conducting, or is intended to conduct, its primary business operations in a jurisdiction outside of the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained herein shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions hereof shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes or the First Supplemental Indenture and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Guarantee" means, as applied to any obligation of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the obligations of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation of another Person (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

     "Holder" means a Person in whose name a Note is registered.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person; provided that neither the accrual of interest or dividends nor the accretion of original issue discount shall be considered an incurrence of Indebtedness (and "incurrence", "incurred", "incurrable" and "incurring" shall have meanings correlative to the foregoing); and provided further that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time at which it becomes a Restricted Subsidiary.

     "Indebtedness" means at any time (without duplication), with respect to any Person, and whether or not contingent,

          (i)   any obligation of such Person for money borrowed;

          (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of property, assets or businesses;

          (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (iv) any obligation to such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business that in either case are not more than 90 days overdue or are being contested in good faith), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such service, except for escrows, holdbacks and comparable arrangements to secure obligations under purchase agreements relating thereto;

          (v)    any Capital Lease Obligation of such Person;

          (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Stock of such Person at the date of determination to the extent payable prior to the Stated Maturity of the Notes;

          (vii) to the extent not otherwise included in this definition of "Indebtedness", any Interest Swap Obligations or Currency Hedge Obligations of such Person at the date of determination;

          (viii) Attributable Indebtedness of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party;

          (ix) the maximum fixed redemption or repurchase price of preferred stock of a Restricted Subsidiary of such Person; and

          (x) to the extent not otherwise included in this definition of "Indebtedness", any obligation of the type referred to in clauses (i) through (ix) of this definition of another Person and all dividends and distributions of another Person to the extent that the payment of which, in either case, such Person has Guaranteed, or the payment of which is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property or assets owned by such Person, provided that, if the obligations secured by a Lien (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness) on any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien or the fair market value of the property subject to such Lien.

     For purposes of this definition of Indebtedness, the maximum fixed repurchase price of any preferred stock or Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such preferred stock or Redeemable Capital Stock as if such preferred stock or Redeemable Capital Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that, if such preferred stock or Redeemable Capital Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such preferred stock or Redeemable Capital Stock.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness, less the remaining unamortized portion of the original issue discount (other than original issue discount attributable to the issuance of warrants or other equity securities in connection with the Incurrence of such Indebtedness) of such Indebtedness of such date, (B) that Indebtedness shall not include any liability for federal, state, local or other taxes and (C) that the amount of Indebtedness shall be reduced by an amount equal to 100% of the fair market value of the Pledged Securities that are Government Securities and 80% of the fair market value of the Pledged Securities that are other Eligible Cash Equivalents, in each case then held by the collateral agent, as determined in good faith by an officer of the Company.

     "Indenture" means the Original Indenture, as amended or supplemented from time to time, including by the First Supplemental Indenture.

     "Interest Swap Obligations" means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement.

     "Invested Capital" means the sum of (a) the aggregate net cash proceeds received by the Company from the issuance of (or capital contributions with respect to) any Qualified Capital Stock subsequent to the Issue Date, other than the issuance of Qualified Capital Stock to a Restricted Subsidiary of the Company, and (b) all net cash proceeds from the sales of Redeemable Capital Stock of the Company or Indebtedness securities of the Company convertible into Qualified Capital Stock of the Company, in each case upon exchange or conversion thereof into Qualified Capital Stock.

     "Investment" by any Person means any direct or indirect loan, advance (or other extension of credit, including any Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any other payments for property or services for the account or use of others), the purchase or acquisition of any Capital Stock, bonds, notes, debentures or other securities of, the acquisition, by purchase or otherwise, of stock or other evidence of beneficial ownership of, any Person or making of any Investment in any Person. Investments shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments shall exclude accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and prepaid expenses and advances to suppliers in the ordinary course of business.

     "Issue Date" means the date on which the Notes are first authenticated and delivered under the Original Indenture.

     "Lien" means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, security interest, lien (statutory or other), charge, easement or other encumbrance on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Lucent Financing" means the Purchase Money Credit Agreement, dated as of September 17, 1998, between Lucent Technologies, Inc. and the Company, and the Working Capital Credit Agreement, dated as of September 17, 1998, between Lucent Technologies, Inc. and the Company, as such agreements may be amended, modified, supplemented, refunded, refinanced, restructured, renewed, repaid or replaced from time to time (whether in whole or in part, whether with the original agent or lenders or other agents or lenders or otherwise).

     "Maturity" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity, on the purchase date established pursuant to the terms of this Indenture with regard to a Change of Control Offer or an Asset Sale Offer, as applicable, or by declaration of acceleration, call for redemption or otherwise.

     "Net Cash Proceeds" means, (a) with respect to Asset Sales of any property or other assets by a Person or its Restricted Subsidiaries, cash and cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Indebtedness or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such Asset Sale, (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction, and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, shall as determined in accordance with GAAP; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made or is reserved pursuant to clause (iv) above, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow or ceases to be reserved, and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. For purposes of the preceding clause (b), the value of the aggregate Net Cash Proceeds received by the Company upon the issuance of Capital Stock, either upon the conversion of convertible Indebtedness or Redeemable Capital Stock, will be the Net Cash Proceeds received upon the issuance of such Indebtedness or Redeemable Capital Stock, plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date to purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the Payment Date, the Company shall (A) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase, (B) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (C) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate (with a copy of the same to the Paying Agent) specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new
Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee is hereby appointed by the Company to, and shall act as, the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which certificate shall comply with this Indenture.

     "Opinion of Counsel" means an opinion (a) from legal counsel, who may be an employee or counsel to the Company or any Subsidiary of the Company, and (b) which complies with Sections 10.04 and 10.05 hereof.

     "Permitted Asset Swap" means any disposition by the Company or any of its Restricted Subsidiaries of Telecommunications Assets or a majority of the Voting Stock of a Restricted Subsidiary in exchange for Telecommunications Assets or a majority of the Voting Stock of a Restricted Subsidiary; provided that the Board shall have approved such disposition and exchange and determined the Fair Market Value of the assets subject to such transactions as evidenced by a resolution of the Board, or such Fair Market Value has been determined by a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction contemplated thereby.

     "Permitted Investments" means:

          (a) Investments in an aggregate amount not to exceed the sum of (i) Invested Capital, except to the extent the Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (x) of Section 4.09(b) hereof or to make a Restricted Payment pursuant to clause (ii)(B) of Section 4.07(a) hereof or clause (ii) of Section 4.07(b) hereof, and (ii) an amount equal to the lesser of the cash proceeds received by the Company with respect to any disposition or repayment of any Investment made pursuant to clause (g) of this definition of Permitted Investments after the Issue Date (including by redesignation of an Unrestricted Subsidiary of the Company to a Restricted Subsidiary of the Company), and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;

          (b) an Investment in the Company or in a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary;

          (c)  Eligible Cash Equivalents;

          (d) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (e) loans or advances to employees in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (f) stock, obligations or securities received in satisfaction of judgments;

          (g) Investments, to the extent that the consideration provided by the Company or any of its Restricted Subsidiaries consists of Qualified Capital Stock of the Company, except to the extent the consideration is used to Incur Indebtedness pursuant to clause (x) of Section 4.09(b) hereof;

          (h) Investments in an aggregate amount not to exceed $20.0 million at any time outstanding;

          (i) Investments in an aggregate amount not to exceed $10.0 million at any time outstanding in Unrestricted Subsidiaries that are Foreign Subsidiaries;

          (j) Investments in entities that own licenses granted by the FCC, provided that (A) such Investment is made and used for the purpose of effecting, and does not exceed the amount reasonably required to effect, the minimum build-out with respect to such licenses that is required by the FCC as a prerequisite to the transfer of a majority equity interest in such entity to the Company or one of its Restricted Subsidiaries, as determined in good faith by the Board, and (B) the Company, at the time such Investment is made, had a contractual right to, and intends to (subject in all cases to compliance with applicable FCC rules and regulations) acquire such majority equity interest;

          (k) Investments existing on the date of the First Supplemental Indenture and any extension, modification or renewal of any such Investment that does not increase the amount of such Investment;

          (l)  Directed Investments;

          (m) Investments in trade receivables, prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and similar deposits;

          (n)  Interest Swap Obligations and Currency Hedge Obligations;

          (o) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.11 hereof;

          (p) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

          (q) Investments deemed to have been made as a result of the acquisition of a Person that, at the time of such acquisition, held instruments constituting Investments that were not acquired in contemplation of, or in connection with, the acquisition of such Person; and

          (r) Investments, to the extent that the consideration provided by the Company or any of its Restricted Subsidiaries consists of assets held by, or the Capital Stock of, any Unrestricted Subsidiary.

     For purposes of determining compliance with, and any particular amount of an Investment under, this definition of "Permitted Investments" or Section 4.07 hereof, (i) the amount of any Investment deemed to have been made by designating a Subsidiary that is a Restricted Subsidiary as an Unrestricted Subsidiary shall be equal to the Fair Market Value of the assets (net of liabilities) at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary and
(ii) any property transferred to an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     For purposes of determining compliance with Section 4.07 hereof, in the event that an Investment meets the criteria of more than one of the types of Investments described in this definition of "Permitted Investments", the Company, in its sole discretion, shall classify portions of such Investment from time to time and only be required to include any portion of such Investment in one of such clauses.

     "Permitted Liens" means:

          (a)  Liens securing Indebtedness incurred in compliance with clause
     (i) of Section 4.09(b) hereof;

          (b) Liens on assets and property acquired with the proceeds of Telecommunications Assets Indebtedness securing Telecommunications Assets Indebtedness and other Permitted Indebtedness provided by the lender of such Telecommunications Assets Indebtedness;

          (c) Liens securing Permitted Indebtedness in an aggregate amount not to exceed 80% of the consolidated book value of the accounts receivable of the Company and its Restricted Subsidiaries determined in accordance with GAAP (determined as of the end of the most recently ended fiscal quarter for which reports have been filed with the Commission or provided to the Trustee);

          (d) Liens on property of a Person existing at the time such Person is merged with or into, or consolidated with, the Company or becomes a Restricted Subsidiary of the Company (and not incurred in anticipation of such transaction); provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries, other than the acquired Restricted Subsidiary;

          (e)  Liens existing as of the Issue Date;

          (f) Liens on property, assets or Capital Stock acquired by the Company or any of its Restricted Subsidiaries, provided that such Liens were not incurred in connection with, or in contemplation of such acquisition and do not extend to any other property, assets or Capital Stock;

          (g) Liens in respect of Interest Swap Obligations and Currency Hedge Obligations permitted under this Indenture;

          (h)  Liens in favor of the Company or any of its Restricted
     Subsidiaries;

          (i)  Liens securing the Notes or any Guarantees thereof;

          (j) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease;

          (k) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (m) Liens on the property or assets or Capital Stock of Accounts Receivable Subsidiaries and Liens arising out of any sale of accounts receivable in the ordinary course

     (including in connection with a financing transaction) to or by an Accounts Receivable Subsidiary or to Persons that are not Affiliates of the Company;

          (n) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien (or any arrangement to which such Permitted Lien relates), to the extent that such new Lien, pledge or deposit is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien arose, could secure) the obligations to which such Liens relate;

          (o) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, workers' compensation, unemployment insurance and other types of social security, customs duties, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and a bank's unexercised right of set-off with respect to deposits made in the ordinary course; and

          (p) Liens not otherwise included in this definition of "Permitted Liens" securing other Indebtedness in an aggregate amount not to exceed $250,000 at any one time.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability corporation or government or any agency or political subdivision thereof.

     "Pledge Account" means a securities account (as defined in the Pledge Agreement) established in the name of the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the net proceeds from the sale of the Notes and held by the Collateral Agent for its benefit and the ratable benefit of the Holders of the Notes.

     "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of February 6, 1997, by and between The Bank of New York and the Company, among other things, governing the disbursement of funds from the Pledge Account.

     "Pledged Securities" means securities or security entitlements constituting Government Securities purchased by the Company with a portion of the net proceeds from the sale of the Notes and deposited in the Pledge Account, together with any securities substituted therefor pursuant to the Pledge Agreement.

     "Proportionate Interest" means, in any issuance of Capital Stock of a Restricted Subsidiary, a ratio (i) the numerator of which is the aggregate amount of all Investments in Capital Stock of such Restricted Subsidiary by the Company and (ii) the denominator of which is the aggregate amount of all Investments in Capital Stock of such Restricted Subsidiary by all Persons.

     "Qualified Capital Stock" of any Person means a class of Capital Stock other than Redeemable Capital Stock.

     "Redeemable Capital Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is required to be redeemed or is redeemable at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is exchangeable for Indebtedness (other than at the option of such Person), in whole or in part, at any time prior to the Stated Maturity of the Notes (unless the redemption price is, at the Company's option, without conditions precedent, payable solely in Qualified Capital Stock of the Company), provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.15 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.11 and 4.15 hereof.

     "Replacement Assets" means, with respect to any Asset Sale, properties or assets that, as determined by the Board, as evidenced by a resolution of the Board, are used or will be used in the Telecommunications Business of the Company or a Restricted Subsidiary of the Company.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" of any Person means any Subsidiary other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

     "Significant Restricted Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act.

     "Stated Maturity" means, when used with respect to a Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

     "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or useful in connection with a Telecommunications Business.

     "Telecommunications Assets Indebtedness" means any Indebtedness to finance the cost of the acquisition, construction, development, expansion, exploitation or transportation of equipment, inventory, other tangible assets and licenses (including by way of the acquisition of (i) leasehold improvements and capital leases and (ii) the Capital Stock of any Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of such assets acquired by way of such acquisition of Capital Stock, provided, however, that not more than $250 million of Telecommunications Assets Indebtedness at any one time outstanding may be incurred to finance the acquisition of Capital Stock), including without limitation accreted original issue discount or deferred interest with respect to such Indebtedness.

     "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting or providing products or services relating to the transmission of voice, video or data, including all Internet related products, services or applications, (ii) creating, developing or marketing communications related services and network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating in or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above, provided that the determination of what constitutes a Telecommunications Business shall be made conclusively by the Board.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

     "Total Market Capitalization" of any Person means, as of the date of determination, the sum of (a) the consolidated Indebtedness of such Person and its Restricted Subsidiaries on such date, plus (b) the product of (i) the aggregate number of outstanding shares of common stock of such Person on such date (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and
(ii) the average Closing Price of such common stock over the 10 consecutive Trading Days ending not earlier than 10 Trading Days immediately prior to such date of determination, plus (c) for each outstanding series of preferred stock of such Person, the greater of (A) if convertible, the number of shares of common stock into which the outstanding shares of such series of preferred stock is convertible on such date without additional consideration multiplied by the average determined in clause (b)(ii) above and (B) the liquidation value of the outstanding shares of preferred stock of such series on such date. If no such Closing Price exists with respect to any shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of the Company in good faith and evidenced by a resolution of the Board filed with the Trustee. Notwithstanding the foregoing, unless the Company's Common Stock is listed on any national securities exchange or on the Nasdaq National Market, the "Total Market Capitalization" of the Company shall mean, as of any date of determination, the enterprise value (without duplication) of the Company and its Restricted Subsidiaries (including the fair market value of their debt and equity, but excluding the enterprise value of the Company's Unrestricted Subsidiaries), as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form filed with the Trustee; provided that, for purposes of any such determination, the enterprise value of the Company shall be calculated as if the Company were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to such date of determination.

     "Trading Day" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "U.S. Government Obligations" means (A) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which securities, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof, and
(B) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interests on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (a) that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board, as provided below), and (b) all Indebtedness of which shall be non-recourse to the Company and its Subsidiaries other than its Unrestricted Subsidiaries and (ii) any Subsidiary of an Unrestricted Subsidiary, provided that, notwithstanding clause (i)(b) above, the Company or a Restricted Subsidiary of the Company may Guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary, but only to the extent that the Company or such Restricted Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to Section 4.07 hereof, and any such Guarantee, endorsement or agreement shall be deemed an incurrence of Indebtedness by the Company for purposes of Section 4.09 hereof. The Board may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company that is not an Unrestricted Subsidiary (other than a Subsidiary of the type referred to in clause (ii) above) or such designation would be prohibited under Section 4.07 hereof. Any such designation by the Board shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. Each Foreign Subsidiary in existence on the date of the First Supplemental Indenture shall be an Unrestricted Subsidiary until otherwise designated in accordance with the following sentence. The Board may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, immediately after giving effect to such designation, no Default or

Event of Default shall have occurred and be continuing, including, without limitation, under Sections 4.09 and 4.13 hereof, assuming the incurrence by the Company and its Restricted Subsidiaries at the time of such designation of all existing Indebtedness and Liens of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary of the Company.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

Section 1.02.  Other Definitions.

                                                     Defined in
              Term                                    Section

     "Asset Sale Offer"...........................      4.11
     "Asset Sale Payment Date"....................      4.11
     "Bankruptcy Law".............................      4.01
     "Change of Control Offer"....................      4.15
     "Change of Control Payment Date".............      4.15
     "Covenant Defeasance"........................      8.04
     "DTC"........................................      2.01
     "Event of Default"...........................      6.01
     "Excess Proceeds"............................      4.11
     "Legal Defeasance"...........................      8.03
     "Paying Agent"...............................      2.03
     "Permitted Indebtedness".....................      4.09
     "Purchase Price".............................      4.15
     "Registrar"..................................      2.03
     "Restricted Payment".........................      4.07
     "Warrant Endorsement"........................      2.02

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular; and

     (5)  provisions apply to successive events and transactions.


                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

Section 4.02.  Maintenance of Office or Agency.

     The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Paying Agent, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

     (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations", and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall also comply with the provisions of TIA Section 314(a).

     (b) The Company shall provide the Trustee with a sufficient number of copies of all Commission reports that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

Section 4.04.  Compliance Certificate.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and no such Person is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof insofar as they relate to accounting matters, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of (i) any Default or Event of Default or (ii) any default under any Indebtedness referred to in
Section 6.01(e) hereof, an Officer's Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

     (d) At the time of any Restricted Payment, the Company and its Subsidiaries shall deliver to the Trustees an Officer's Certificate required by this Section.

Section 4.05.  Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Limitation on Restricted Payments.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or other distribution on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declare or pay any dividend or other distribution to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Capital Stock of the Company (and other than pro rata dividends or distributions on Qualified Capital Stock of such Restricted Subsidiaries), (ii) purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary of the Company held by any Person other than the Company or any Restricted Subsidiary of the Company, (iii) redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Indebtedness of the Company, or (iv) make any Investment in any Person, including an Unrestricted Subsidiary, other than a Permitted Investment, provided that, for calculation purposes, upon any Person becoming a Restricted Subsidiary of the Company, no Investments in that Person shall be considered to be Restricted Payments (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments"), if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall be in existence immediately after making such Restricted Payment;

          (ii) after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.09 hereof; or

          (iii) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive) made after the Issue Date exceeds the sum of

                (A) cumulative EBITDA of the Company and its Restricted Subsidiaries (or, if the cumulative EBITDA is negative, minus 100% of such negative amount) less 1.5 times cumulative Consolidated Interest Expense of the Company and its Restricted Subsidiaries in each case for the period (treated as one accounting period) beginning on the first day of the Company's fiscal quarter after which the Issue Date occurs, and ending on the last day of the Company's fiscal quarter for which financial statements are available immediately preceding such proposed Restricted Payment,

                (B) the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date either (x) as capital contributions to the Company in the form of or with respect to Common Stock of the Company or (y) from the issuance or sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon conversion of convertible Indebtedness or convertible Redeemable Capital Stock) or any options, warrants or rights to purchase such Qualified Capital Stock of the Company, less 50% of Indebtedness outstanding pursuant to clause (x) of Section 4.09(b) hereof and minus the actual amount of Net Cash Proceeds used to make Investments pursuant to clause (a) of the definition of "Permitted Investments," and

               (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (including by redesignation of an Unrestricted Subsidiary of the Company to a Restricted Subsidiary of the Company), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

     (b) The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend or similar distribution on the Capital Stock of the Company or any of its Restricted Subsidiaries at any time within 60 days after the date of declaration thereof if, at said date of declaration, such payment would have complied with the foregoing paragraph;

          (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or Subordinated Indebtedness of the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance of Capital Stock;

          (iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary of the Company) of, new Subordinated Indebtedness of the Company so long as (A) the principal or accreted amount of such new Subordinated Indebtedness, as the case may be, does not exceed the principal or accreted amount (plus the amount of any unamortized original issue discount resulting from the issuance by the borrower of other consideration together with the Indebtedness being refinanced) (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal or accreted amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness, as the case may be, being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired, and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Subordinated Indebtedness being refinanced and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Subordinated Indebtedness being refinanced;

          (iv) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a change of control or asset sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company

     (A) in the case of a Change of Control, has complied with its obligations under Section 4.15 hereof or (B) in the case of an Asset Sale, has applied the Net Cash Proceeds for such Asset Sale to the extent required by, and in accordance with, the provisions of Section 4.11 hereof;

          (v) the repurchase of shares of, or options to purchase shares of, the Company's Capital Stock from employees of the Company in connection with the termination of their employment, provided that (A) the aggregate price paid for all such repurchased shares of Capital Stock made in any year shall not exceed $500,000, plus the aggregate cash proceeds received by the Company during such year from any reissuance of such Capital Stock by the Company to employees of the Company and its Restricted Subsidiaries and (B) no Default shall have occurred and be continuing immediately after such transaction, provided that the Company may carry forward the unused portion of the $500,000 in any year to the next year;

          (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent necessary, in the judgment of the Board, to prevent the loss or secure the removal or reinstatement of any license held by the Company or any Restricted Subsidiary from any governmental agency as a result of laws limiting foreign ownership of the Company's Capital Stock;

          (vii) the payment of cash in lieu of the issuance of fractional shares of Common Stock upon exercise or conversion of securities exercisable or convertible into Common Stock;

          (viii) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article 5 hereof;

          (ix) any purchase or acquisition from, or withholding on issuances to, any employee of the Company's Capital Stock in order to satisfy any purchase price;

          (x) any purchase or acquisition from, or withholding on issuances to, any employee of the Company's Capital Stock in order to satisfy applicable federal, state or local tax payments in respect of the receipt of shares of the Company's Capital Stock;

          (xi) payments and distributions pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group, in each case, for federal income tax purposes; or

          (xii) the issuance of shares of Common Stock upon exercise of warrants to purchase shares of Common Stock of ART Licensing Corp. existing on the Issue Date, including any contribution of such shares of Common Stock to ART Licensing Corp., any payment by ART Licensing Corp. to the Company in consideration thereof and any contribution by the Company to ART Licensing Corp. in respect thereof.

     (c)  Each Restricted Payment made pursuant to paragraph (b) of this Section
4.07 (other than an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (ii) thereof and the Restricted Payments referred to in clauses (iii), (iv), (ix) and (xii) thereof) shall reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of paragraph (a) of this Section 4.07; provided that any Permitted Investments made pursuant to clause (a) of the definition of "Permitted Investments" will be deemed to be Restricted Payments for the purposes of clause (iii) of paragraph
(a) of this Section 4.07.

     (d) For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment as determined by the Board whose good faith determination shall be conclusive and evidenced by a resolution of the Board.

Section 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on any Capital Stock or pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary; (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary; (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary; or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary.

     (b)  The foregoing provisions shall not restrict:

          (i) any encumbrance or restriction pursuant to an agreement in effect at the Issue Date or any amendment, restatement, renewal or replacement of such agreement, so long as the encumbrances and restrictions are not materially more restrictive than those in the agreement in effect on, the Issue Date;

          (ii) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances and restrictions in any such agreement relate solely to the property so acquired;

          (iii) any encumbrance or restriction relating to any Restricted Subsidiary of the Company at the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary of the Company (and are not or were not created in anticipation of or in connection with the acquisition thereof);

          (iv) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if

                (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

                  (B) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the Company) and

                  (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes;

          (v) customary provisions restricting subletting or assignment of any lease, license or similar contract of the Company or any Restricted Subsidiary of the Company or provisions in agreements that restrict the assignment of such agreement of any rights thereunder;

          (vi) any encumbrance or restriction arising out of any sale of accounts receivable in the ordinary course (including in connection with a financing transaction) to or by (A) an Accounts Receivable Subsidiary or
     (B) to Persons that are not Affiliates of the Company or any Subsidiary of the Company;

          (vii) any encumbrance or restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property;

          (viii) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 4.11 hereof with respect to the assets to be sold pursuant to such contract;

          (ix) any encumbrance or restriction existing under or by reason of applicable law;

          (x) in the case of clause (iii) of paragraph (a) of this Section 4.08, any encumbrances or restrictions (A) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited hereby, or (B) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individual or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (xi) any encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock of, or property or assets of, the Company or a Restricted Subsidiary; provided that such encumbrance or restriction shall only remain in force during the pendency of such acquisition or disposition; and

          (xii) any encumbrance or restriction contained in the terms of refinancing Indebtedness, provided that the encumbrances or restrictions in any such refinancings are not, in the aggregate, materially more restrictive than the encumbrances or restrictions contained in the Indebtedness being refinanced.

     (c) Nothing contained in this Section 4.08 shall prevent the Company or any of its Restricted Subsidiaries from creating, incurring, assuming or suffering to exist (i) any Liens otherwise permitted under Section 4.13 hereof or (ii) restrictions on the sale or other disposition of property or assets of the

Company or any of its Restricted Subsidiaries to the extent that such property or assets secure Indebtedness of the Company or any of its Restricted Subsidiaries not incurred or secured in violation of this Indenture.

Section 4.09.  Limitation on Indebtedness.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Company may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Debt to Annualized EBITDA Ratio would be greater than zero and less than 6 to 1.

     (b) Notwithstanding the foregoing, the Company and any Restricted Subsidiary of the Company (except as specified below) may Incur each and all of the following ("Permitted Indebtedness"):

          (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $200.0 million;

          (ii)  Telecommunications Assets Indebtedness;

          (iii) Indebtedness under Interest Swap Obligations designed to protect against or manage the Company's or any of its Subsidiaries' exposure to fluctuations in interest rates, provided that such obligations are related to payment obligations on other Permitted Indebtedness, and Currency Hedging Obligations entered into in the ordinary course of business and designed to protect against or manage the Company's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates;

          (iv) Indebtedness of the Company to any of its Restricted Subsidiaries or Indebtedness of a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiaries (but only so long as such Indebtedness is held by a Person who is the Company or such a Restricted Subsidiary);

          (v) Indebtedness in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes) or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

          (vi) Indebtedness represented by the Notes, any Guarantees in respect thereof, and any Indebtedness arising by reason of any Lien granted to secure the Notes or any Guarantees in respect thereof;

          (vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees, or letters of credit, surety bonds or performance bonds securing any obligations of the company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company, in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (viii)  Indebtedness in existence on the Issue Date;

          (ix) Indebtedness arising from the honoring of a check, draft or similar instrument of a Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (x) Indebtedness of the Company (and refinancing of such Indebtedness) not to exceed, at any one time outstanding, two times the sum of (A) the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Qualified Capital Stock to a Person that is not a Subsidiary of the Company to the extent that such Net Cash Proceeds have not been used to make a Permitted Investment pursuant to clause (a) of the definition of "Permitted Investments," or to make a Restricted Payment pursuant to clause (ii)(B) of Section 4.07(a) hereof or clause (ii) of Section 4.07(b) hereof, plus (B) 80% of the fair market value of property (other than Net Cash Proceeds) received by the Company after the Issue Date from the issuance and sale of its Qualified Capital Stock to a Person that is not a Subsidiary of the Company to the extent that such sale of Qualified Capital Stock has not been used to make a Permitted Investment pursuant to clause (g) or clause (l) of the definition of "Permitted Investments" or to make a Restricted Payment pursuant to clause (ii)(B) of Section 4.07(a) hereof or clause (ii) of Section 4.07(b) hereof, provided that such Indebtedness incurred pursuant to this clause
     (x) does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

          (xi) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness referred to in paragraph (a) of this Section 4.09 or in clauses (ii), (vi), (viii), (x), (xii) and (xv) of this paragraph (b) of this Section 4.09 and not incurred in violation of this Indenture ("Refinancing Indebtedness"), provided that (A) the principal or accreted amount of such Refinancing Indebtedness, as the case may be, shall not exceed the principal or accreted amount (plus the amount of any unamortized original issue discount resulting from the issuance by the borrower of other consideration together with the Indebtedness being refinanced), as the case may be, of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums, accrued interest and the fees and expenses incurred in connection therewith), (B) with respect to Refinancing Indebtedness of any Indebtedness, if the Average Life of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced is equal to or greater than the Average Life of the Notes, the Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Notes and shall not mature prior to the Stated Maturity of the Notes, and (C) with respect to Refinancing Indebtedness of any Indebtedness, such Refinancing Indebtedness shall rank no more senior (including as a result of structural subordination of the Notes), and shall be at least as subordinated, in right of payment to the Notes, as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced

          (xii) Indebtedness incurred in connection with a prepayment or redemption of the Notes pursuant to a Change of Control, provided, that the principal amount of such Indebtedness does not exceed 101% of the principal amount at Stated Maturity or the Notes or the principal amount at Stated Maturity of the Notes prepaid, plus accrued and unpaid interest, if any (plus the amount of reasonable expenses incurred in connection therewith), and that such Indebtedness (A) has an Average Life to stated maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (B) does not mature prior to the Stated Maturity of the Notes;

          (xiii) Indebtedness of the Company or any of its Restricted Subsidiaries arising by reason of the recharacterization of the sale of accounts receivable to an Accounts Receivable Subsidiary;

          (xiv) revolving credit Indebtedness of any Restricted Subsidiary incurred pursuant to a credit facility in an aggregate amount not to exceed, at any time outstanding, the greater of 62.5% and such greater percentage permitted pursuant to such credit facility of the accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP, of such Restricted Subsidiary and its Restricted Subsidiaries (without duplication), provided that such Indebtedness is not Guaranteed by the Company or any of its other Restricted Subsidiaries;

          (xv)    Acquired Indebtedness; and

          (xvi) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness that the Company or such Restricted Subsidiary, as the case may be, otherwise could have Incurred.

     (c) For purposes of determining compliance with, and any particular amount of Indebtedness under, this Section 4.09, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness shall be disregarded (x) if otherwise included in the determination of such particular amount, or (y) if incurred by the obligor on such Indebtedness, to the extent that any such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness. For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (a) or (b) of this Section 4.09, the Company, in its sole discretion, shall classify, and from time to time may reclassify, portions of such item of Indebtedness and only be required to include any portion of such Indebtedness in one of such clauses.

     (d) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that
(x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

     The Company (a) will not permit any of its Restricted Subsidiaries to issue any Capital Stock (other than to the Company or a Restricted Subsidiary of the Company) unless the Company or such Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock and (b) will not permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Capital Stock in any Restricted Subsidiary of the Company; provided that this Section 4.10 shall not prohibit:

          (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock in any Restricted Subsidiary owned by the Company or any Restricted Subsidiary of the Company in compliance with the other provisions of this Indenture,

          (ii)   the ownership of Capital Stock issued as permitted by clause
     (a) above,

          (iii) the ownership by directors of directors' qualifying shares or the ownership by foreign nations of Capital Stock in any Restricted Subsidiary of the Company, to the extent mandated by applicable law,

          (iv) the ownership of Capital Stock of a Restricted Subsidiary issued and outstanding (A) prior to the time that such Person becomes a Restricted Subsidiary of the Company so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary of the Company or otherwise being acquired by the Company or (B) at the time such Person becomes a Restricted Subsidiary so long as the Company owns at least a majority of the Capital Stock of such Restricted Subsidiary immediately thereafter,

          (v) the issuance or sale of Capital Stock of a Restricted Subsidiary of the Company in a transaction that complies with Section 4.11 hereof, and

          (vi) the ownership of Qualified Capital Stock of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refinance, Capital Stock of a Restricted Subsidiary owned by a Person other than the Company or a Restricted Subsidiary as permitted by clause (iv), provided that (A) the liquidation value of such Qualified Capital Stock so issued that is preferred stock shall not exceed the liquidation value of the Capital Stock so exchanged or refinanced and (B) the Qualified Capital Stock so issued that is preferred stock (I) shall not have a Stated Maturity earlier than the Stated Maturity of the Capital Stock being exchanged or refinanced and (II) shall not have an Average Life less than the remaining Average Life of the Capital Stock being exchanged or refinanced.

Section  4.11.  Limitation on Asset Sales.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or otherwise disposed of, (ii) at least 75% of the consideration received consists of cash or Eligible Cash Equivalents or the assumption of Indebtedness of the Company or any Restricted Subsidiary of the Company (other than Indebtedness to the Company or any Restricted Subsidiary of the Company), provided that the Company or such Restricted

Subsidiary of the Company is irrevocably and unconditionally released from all liability under such Indebtedness and (iii) the Company or such Restricted Subsidiary of the Company, as the case may be, uses the Net Cash Proceeds in the manner set forth in the next paragraph; provided that for purposes of this covenant, "cash" shall include (A) the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale or are no longer the liability of the Company or any Restricted Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities, and (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 60 days of receipt.

     (b) In the event and to the extent that the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee), then the Company shall, or shall cause the relevant Restricted Subsidiary to:

          (i)  within 360 days after receipt of such excess Net Cash Proceeds

               (A) reinvest an amount equal to such excess Net Cash Proceeds (or any portion thereof) from such disposition in Replacement Assets (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), provided that, if such Investment is in a project authorized by the Board that will take longer than such 360 day period to complete, the Company shall be entitled to utilize 90 additional days to apply such excess Net Cash Proceeds, and/or

               (B) apply an amount equal to such excess Net Cash Proceeds (or such remaining excess Net Cash Proceeds) to the permanent reduction of any Indebtedness of the Company not ranking junior to the Notes (including the Notes) or Indebtedness of any Restricted Subsidiary of the Company.

          (ii) apply (no later than the end of the 360-day period referred to in clause (i) above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i) above) as provided in paragraph (c) of this Section 4.11.

     Any such excess Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets and/or repay any such Indebtedness of the Company or Indebtedness of its Restricted Subsidiaries as set forth in clause (i) above shall constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall, as soon as practicable, but in any event within 20 Business Days, make an offer to the extent of the Excess Proceeds to purchase (an "Asset Sale Offer"), on a pro rata basis, the Notes and the other Indebtedness described in the next sentence, at a price in cash for the Notes equal to 100% of the principal amount thereof on any Asset Sale Purchase Date, plus accrued and unpaid interest, if any, to such Asset Sale Purchase Date. Within 20 Business Days following the date on which Excess Proceeds exceed $15.0 million, the Company will mail a notice to each Holder and to the Trustee stating, among other things, (i) that an Asset Sale Offer is being made as described in this Section 4.11, (ii) the purchase price for the Notes and the date of purchase, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Asset Sale Payment Date"), and (iii) that, unless the Company defaults in making such purchases, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Payment Date. Any Asset Sale Offer will include a pro rata offer under similar circumstances to purchase all other unsecured Indebtedness of the Company ranking pair passu with the Notes, which Indebtedness contains similar provisions requiring the Company to purchase such Indebtedness. To the extent that any amount of Excess Proceeds remains after completion of such offer to purchase, the Company or such Restricted Subsidiary of the Company may use such remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset to zero.

     (d) Notwithstanding paragraphs (a) through (c) of this Section 4.11, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the event that (i) at least 75% of the consideration for such Asset Sale consists of Telecommunications Assets and (ii) such Asset Sale is for Fair Market Value; provided that any such acquisition of Telecommunications Assets that is an Investment is made in compliance with Section 4.07 hereof or constitutes a Permitted Investment, other than pursuant to clause (o) of the definition thereof, and any Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries in connection with any such Asset Sale shall be subject to the provisions of paragraphs (a) through
(c) of this Section 4.11

     (e) The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in connection with any Asset Sale Offer.

Section 4.12.  Limitation on Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary of the Company, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not an Affiliate.

     (b)  The foregoing limitation does not limit, and shall not apply to:

          (i) any transaction (A) approved by a majority of Disinterested Directors or (B) for which the Company or a Restricted Subsidiary, as applicable, delivers to the Trustee a written opinion of a nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

          (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company,

          (iii) any Restricted Payment not prohibited by Section 4.07 hereof, or any Permitted Investment,

          (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Subsidiaries,

          (v) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or Guarantees in respect thereof or otherwise made on their behalf (including any payments under such Guarantees), in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business,

          (vi) the granting and performance of registration rights for shares of Capital Stock of the Company,

          (vii) transactions with Affiliates existing on the date of the First Supplemental Indenture, and as such agreements or arrangements may be amended from time to time in a manner no less favorable to the holders of the Notes,

          (viii) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and

          (ix) the adoption of employee benefit plans in the ordinary course of business and payments and other transactions thereunder, provided that any such adoption, payment or other transaction shall have been approved by a majority of the Disinterested Directors, or in the event there is only one Disinterested Director, by such Disinterested Director.

Notwithstanding the foregoing, any transaction or series of related transactions covered by paragraph (a) of this Section 4.12 and not covered by clauses (ii) through (ix) of this paragraph (b) of Section 4.12, the aggregate amount of which exceeds $3 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (i)(B) of this paragraph (b) of
Section 4.12.

Section 4.13.  Limitation on Liens.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or Indebtedness of any Restricted Subsidiary of the Company, whether owned at the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, where such Lien, assignment or conveyance secures Indebtedness, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or income, profits or proceeds that is senior in priority to such Lien, and (b) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien. Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Lien or Liens to which it relates, or (ii) any sale, exchange or transfer to any Person of the property or assets secured by such Lien or Liens, or of all of the capital Stock held by the Company or any of its Restricted Subsidiaries in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien or Liens.

Section 4.14.  Existence.

     Subject to Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, and the corporate, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (whether pursuant to the charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.  Repurchase of Notes upon a Change of Control.

     (a) The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date. The Company will not be required to make an Offer to Purchase pursuant to this Section 4.15 if a third party makes an Offer to Purchase in compliance with this Section and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

Section 4.16.  Business Activities of the Company and Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in (a) any business other than the Telecommunications Business and such business activities as are incidental or related thereto and (b) any business, activities or services in which the Company and its Restricted Subsidiaries were engaged on the Operative Date.

Section 4.17.  Pledge Agreement; Security.

     (a) The Company (i) has entered into the Pledge Agreement (in the form attached to the Original Indenture as Exhibit B) and has complied with the terms and provisions thereof and (ii) has used a portion of the net proceeds of the sale of the Notes to purchase the Pledged Securities to be pledged to the Collateral Agent for its benefit and the ratable benefit of the Holders of the Notes in an amount sufficient upon receipt of scheduled interest and principal payments, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments on the Notes when and as due. The Pledged Securities shall be pledged by the Company to the Collateral Agent for its benefit and the ratable benefit of the Holders of the Notes and shall be held by the Collateral Agent in the Pledge Account pending disbursement pursuant to the Pledge Agreement.

     (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Collateral Agent to enter into the Pledge Agreement to which it is a party and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, upon request of the Collateral Agent, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, a valid and enforceable first priority perfected security interest in and to all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no Liens other than as provided herein.

     (c) The release of any Collateral pursuant to the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

     (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien of the Pledge Agreement, to be complied with. The Company shall furnish to the Trustee prior to each proposed release of Collateral pursuant to the Pledge Agreement (i) all documents required by TIA
Section 314(d) and (ii) an opinion of the counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

     (e) The Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral Agent (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Agent).

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  When Company May Merge.

     (a) The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets as an entirety or substantially as an entirety in a transaction or a series of related transactions to any Person or permit any Person to merge with or into the Company unless:

          (i) the Company will be the continuing Person, or the Person, if other than the Company, formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any person becoming the successor obligor on the Notes will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any person becoming the successor obligor of the Notes, as the case may be, could incur at least $1.00 of Indebtedness under paragraph (a) of Section 4.09 hereof; provided, however, that this clause (iv) will not apply to:

                 (A) a consolidation, merger or sale of all or substantially all of the assets of the Company if all Liens and Indebtedness of the Company or any person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would be permitted to be incurred, and all such Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction will be deemed to have been incurred for all purposes of this Indenture, or

                 (B) a consolidation, merger or sale of all or substantially all of the assets of the Company if immediately after giving effect to such transaction on a pro forma basis, the Company or any person becoming the successor obligor of the Notes will have a Debt to Annualized EBITDA Ratio equal to or less than the Debt to Annualized EBITDA Ratio of the Company immediately prior to such transaction; and

          (v) the Company delivers to the Trustee an Officer's Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.01 and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

     (b) Clauses (iii) and (iv) of paragraph (a) of this Section 5.01 do not apply if, in the good faith determination of the Board, the principal purpose of such transaction is to change the state of incorporation of the Company, provided that any such transaction will not have as one of its purposes the evasion of these limitations.

Section 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing paragraph, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; and when a successor corporation duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Company shall be relieved of all such obligations.



                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     The following events will be defined as "Events of Default" in this
Indenture:

          (a) default in the payment of interest on the Notes when it becomes due and payable as to any interest payment date on or prior to February 15, 2000, and continuance of such default for a period of five days or more; or default in the payment of interest on the Notes when it becomes due and payable as to any interest payment date after February 15, 2000, and continuance of such default for a period of 30 days or more; or

          (b) default in the payment of principal of, or premium, if any, on the Notes when due; or

          (c) default in the performance, or breach, of any covenant described under Article 5 hereof; or

          (d) default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in clause (a), (b) or (c) above), and the continuance of such default or breach for a period of 60 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture); or

          (e) with respect to any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Issue Date,

               (i) any default that has caused the holder of such Indebtedness to declare such Indebtedness to be due and payable prior to its express maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or

               (ii) any default that is caused by a failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such a payment default, or the maturity of which has been so accelerated, aggregates $10.0 million or more; or

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharges against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
     (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

Section 6.02.  Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) above with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount of the then outstanding Notes shall, declare the principal of, and any accrued and unpaid interest on, all outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (g) or (h) above with respect to the Company occurs and is continuing, then all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the principal of, and any accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the then outstanding Notes also have the right to waive past defaults under this Indenture, except a default in the payment of the principal of, or any interest on, any outstanding Note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of Notes.

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if, (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default, (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy, (c) such Holder of a Note or Holders of Notes offer and, if required, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity, and (e) during such 60-day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

Section 6.08.  Collection Suit by Trustee.

     Subject to Section 6.02 hereof, if an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:    to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second:   (i) first to Holders of Notes, for amounts due and unpaid on such
Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively, and (ii) second, to the extent any other monies are available, to Holders of all Notes for amounts due and unpaid on all such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

     Third:    to the Company or to such party as a court of competent
jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes.

Section 6.11.  Undertaking For Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by its as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

     Section 2.  Effectiveness of First Supplemental Indenture and Operation of
                 --------------------------------------------------------------
Amendments.
----------

     (a) The provisions of this First Supplemental Indenture will become effective and binding upon the Company, the Trustee and the Holders immediately upon execution by the parties hereto.

     (b) The amendments set forth in Section 1 of this First Supplemental will become operative on the Operative Date; provided, however, that if the Company terminates the solicitation of consents of the Holders of the Notes pursuant to the Consent Solicitation Statement prior to the Operative Date, or if the Operative Date does not occur on or prior to the date that is 180 days following the date of execution of this First Supplemental Indenture, then the terms of this First Supplemental Indenture shall be null and void and the Original Indenture shall continue in full force and effect.

     Section 3.  Miscellaneous.
                 -------------

     (a) This First Supplemental Indenture is an indenture supplemental to and in implementation of the Original Indenture, and the Original Indenture and this First Supplemental Indenture shall be read together.

     (b) The Original Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects confirmed and preserved.

     (c) This First Supplemental Indenture may be executed in any number of counterparts, all of which shall together constitute one and the same instrument.

     (d) The internal law of the State of New York shall govern and be used to construe this First Supplemental Indenture.

     (e) This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.


                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the date and year first written above.

                              Advanced Radio Telecom Corp.



                              By:   /s/ R. S. McCambridge
                                   ---------------------------------
                                 Name: R. S. McCambridge
                                 Title: EVP & Chief Financial Officer


                              The Bank of New York, as Trustee



                              By:  /s/ Mary LaGumina
                                   ---------------------------------
                                 Name: Mary LaGumina
                                 Title: Assistant VP